Exhibit 10.9
Execution Version
AMENDED AND RESTATED
REFINED PRODUCT PIPELINES AND TERMINALS AGREEMENT
     This Amended and Restated Refined Product Pipelines and Terminals Agreement is being entered into on December 1, 2009, to be effective as of February 1, 2009 (this “Agreement”), by and among Navajo Refining Company, L.L.C., a Delaware limited liability company (formerly Navajo Refining Company, L.P.) (“Navajo Refining”), Holly Refining & Marketing Company — Woods Cross, a Delaware corporation (formerly Holly Refining & Marketing Company) (“Holly Refining - Woods Cross” and, together with Navajo Refining, the “Holly Entities”), Holly Energy Partners—Operating, L.P., a Delaware limited partnership (the “Operating Partnership”), HEP Pipeline Assets, Limited Partnership, a Delaware limited partnership (“HEP Pipeline Assets”), HEP Pipeline, L.L.C., a Delaware limited liability company (“HEP Pipeline”), HEP Refining Assets, L.P., a Delaware limited partnership (“HEP Refining Assets”), HEP Refining, L.L.C., a Delaware limited liability company (“HEP Refining”), HEP Mountain Home, L.L.C., a Delaware limited liability company (“HEP Mountain Home”), and HEP Woods Cross, L.L.C., a Delaware limited liability company (“HEP Woods Cross” and, together with the Operating Partnership, HEP Pipeline Assets, HEP Pipeline, HEP Refining Assets, HEP Refining and HEP Mountain Home, the “Partnership Entities”), and amends and restates in its entirety the Pipelines and Terminals Agreement dated July 13, 2004 (as amended, the “Original Pipelines and Terminals Agreement”), among Holly Corporation, a Delaware corporation (“Holly”), Navajo Refining, Holly Refining — Woods Cross, Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Operating Partnership, HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”), Holly Logistic Services, L.L.C., a Delaware limited liability company (“Holly GP”), and HEP Logistics GP, L.L.C., a Delaware limited liability company (“OLP GP”). Each of the Holly Entities and the Partnership Entities are individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS:
     WHEREAS, as of the date hereof, the Holly Entities and the Partnership Entities desire to amend and restate the Original Pipelines and Terminals Agreement.
     NOW, THEREFORE, the Parties to this Agreement hereby amend and restate the Original Pipelines and Terminals Agreement in its entirety as follows:
     Section 1. Definitions.
     Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth below.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. Notwithstanding the foregoing, for purposes of this Agreement, the Holly Entities, on the one hand, and the Partnership Entities, on the other hand, shall not be considered affiliates of each other.
     “Agreement” has the meaning set forth in the preamble.

     “Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.
     “Arbitrable Dispute” means any and all disputes, Claims, controversies and other matters in question between any of the Partnership Entities, on the one hand, and any of the Holly Entities, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.
     “bpd” means barrels per day.
     “Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
     “Claimant” has the meaning set forth in Section 12(f).
     “Contract Quarter” means a three-month period that commences on July 1, October 1, January 1, or April 1, and ends on September 30, December 31, March 31 or June 30, respectively, except that the initial Contract Quarter commenced on July 13, 2004.
     “Contract Year” means a year that commences on July 1 and ends on the last day of June, except that the initial Contract Year commenced on July 13, 2004.
     “Control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Damaged Party” has the meaning set forth in Section 11(b).
     “Deficiency Notice” has the meaning set forth in Section 9(a).
     “Deficiency Payment” has the meaning set forth in Section 9(a).
     “DRA” means drag reducing agents.

2

     “El Paso Facility” has the meaning set forth in Exhibit H.
     “Force Majeure” means acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, civil disturbances, riots; storms, floods, washouts; arrests, the emergency, disaster or crisis order of any Governmental Authority having jurisdiction while the same is in force and effect; explosions, breakage, accident to machinery, storage tanks or lines of pipe; inability to obtain or unavoidable delay in obtaining material or equipment; and any other causes whether of the kind herein enumerated or otherwise not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome. Notwithstanding anything in this Agreement to the contrary, inability of a Party to make payments when due, be profitable or to secure funds, arrange bank loans or other financing, obtain credit or have adequate capacity or production (other than for reasons of Force Majeure) shall not be regarded as events of Force Majeure.
     “General Partner” has the meaning set forth in the preamble.
     “Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
     “HEP Mountain Home” has the meaning set forth in the preamble.
     “HEP Pipeline” has the meaning set forth in the preamble.
     “HEP Pipeline Assets” has the meaning set forth in the preamble.
     “HEP Refining — Woods Cross” has the meaning set forth in the preamble.
     “HEP Refining Assets” has the meaning set forth in the preamble.
     “HEP Woods Cross” has the meaning set forth in the preamble.
     “Holly” has the meaning set forth in the preamble.
     “Holly Entities” has the meaning set forth in the preamble.
     “Holly GP” has the meaning set forth in the preamble.
     “Holly Refining — Woods Cross” has the meaning set forth in the preamble.
     “Limited Partner” has the meaning set forth in the Partnership Agreement.
     “Minimum Revenue Commitment” has the meaning set forth in Section 2(a)(i).
     “Monthly Average Base Volumes” means an average daily volume of 14,500 barrels per day.

3

     “Navajo Refinery” means the refining facilities owned by Navajo Refining in Artesia and Lovington, New Mexico.
     “Navajo Refining” has the meaning set forth in the preamble.
     “OLP GP” has the meaning set forth in the preamble.
     “Omnibus Agreement” means the Second Amended and Restated Omnibus Agreement, dated as of August 1, 2009, among Holly, the Partnership, and certain of their respective subsidiaries, as amended from time-to-time.
     “Operating Partnership” has the meaning set forth in the preamble.
     “Original Pipelines and Terminals Agreement” has the meaning set forth in the preamble.
     “Partnership” has the meaning set forth in the preamble.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated July 13, 2004, as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated February 28, 2005, as amended by Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated July 6, 2005, as amended by Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated April 11, 2008, as such agreement is in effect on the date of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the date of this Agreement shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.
     “Partnership Entities” has the meaning set forth in the preamble.
     “Party” and “Parties” have the meanings set forth in the preamble.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “PPI” has the meaning set forth in Section 2(a)(ii).
     “Prime Rate” means the prime rate per annum announced by Union Bank, N.A., or if Union Bank, N.A. no longer announces a prime rate for any reason, the prime rate per annum announced by the largest U.S. bank measured by deposits from time to time as its base rate on corporate loans, automatically fluctuating upward or downward with each announcement of such prime rate.
     “Refined Products” means gasolines, diesel fuel, jet fuel, kerosene, heating oil, distillates, transmix, liquefied petroleum gas, natural gas liquids and blend stocks.

4

     “Refined Product Pipelines” means the pipelines described on Exhibit A attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of the Holly Entities and Partnership Entities.
     “Refined Product Terminals” means the terminals described on Exhibit B attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of the Holly Entities and Partnership Entities.
     “Refineries” means, collectively, the Navajo Refinery and the Woods Cross Refinery.
     “Refund” has the meaning set forth in Section 9(c).
     “Respondent” has the meaning set forth in Section 12(f).
     “Responsible Party” has the meaning set forth in Section 11(b).
     “South System” means the Partnership Entities’ two pipeline systems from Artesia, New Mexico to El Paso, Texas, as such systems are described on Exhibit A. The two systems are designated as the El Paso 6 Pipeline and the El Paso 8/12 Pipeline. The El Paso 6 Pipeline consists of 156 miles of 6-inch pipeline originating at the Navajo Refining Artesia Refinery and terminating at the Partnership’s El Paso Facility. The El Paso 6 Pipeline includes the Artesia, Gissler and No. 1 pump stations. The El Paso 8/12 Pipeline consists of 197 miles of 12-inch pipeline and 17 miles of 8-inch pipeline originating at the Navajo Refining Artesia Refinery and terminating at the Partnership’s El Paso Facility. The El Paso 8/12 Pipeline system includes pump stations at Artesia, Orla and Hueco.
     “South System Expansion” has the meaning set forth in Exhibit H.
     “South System Expansion Costs” has the meaning set forth in Exhibit H.
     “Term” has the meaning set forth in Section 6.
     “Woods Cross Refinery” means the refinery owned by Woods Cross Refining Company, L.L.C. in Woods Cross, Utah.
     Section 2. Agreement to Use Services Relating to Pipelines and Terminals.
     This Agreement sets forth a commercial arrangement consistent with historical operational practices between the Holly Entities and the predecessor to the Partnership as well as the objectives of the Parties. The Parties intend to be strictly bound by the terms set forth in this Agreement, which set forth the Minimum Revenue Commitment on the part of the Holly Entities and require the Partnership Entities to provide certain transportation and terminalling services to the Holly Entities. The principal objective of the Partnership Entities is for the Holly Entities to meet or exceed the Minimum Revenue Commitment. The principal objective of the Holly Entities is for the Partnership Entities to provide services to the Holly Entities in a manner that enables the Holly Entities to operate their assets in a manner at least as favorably as the historical course of dealing between the Parties when the Holly Entities were the principal user of the Refined Product Pipelines and the Refined Product Terminals.

5

     (a) Minimum Revenue Commitment. During the Term and subject to the terms and conditions of this Agreement, the Holly Entities agree as follows:
          (i) Subject to Section 3, the Holly Entities will transport on the Refined Product Pipelines and terminal in the Refined Product Terminals an amount of Refined Products in the aggregate that will produce revenue to the Partnership Entities in an amount at least equal to $8.85 million per Contract Quarter as such amount may be revised pursuant to Section 2(a)(ii) and Schedule I attached hereto (the “Minimum Revenue Commitment”).
          (ii) The Minimum Revenue Commitment shall be adjusted on the first day of each Contract Year by an amount equal to the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUSOP3000 as of December 31, 2007 — located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2006 change is: [PPI (2005) — PPI (2004)] / PPI (2004) or (155.7 — 148.5) / 148.5 or .0485 or 4.85%. If the PPI index change is negative in a given year then the annual change will be deemed to be “zero.” If the above index is no longer published, the Holly Entities and the Partnership Entities shall negotiate in good faith to agree on a new index that gives comparable protection against inflation, and the same method of adjustment for increases in the new index shall be used to calculate increases in the Minimum Revenue Commitment. If the Holly Entities and the Partnership Entities are unable to agree, a new index will be determined by binding arbitration in accordance with Section 12(f), and the same method of adjustment for increases in the new index shall be used to calculate increases in the Minimum Revenue Commitment. To evidence the Parties’ agreement to each adjusted Minimum Revenue the Parties shall execute an amended, modified, revised or updated Schedule I and attach it to this Agreement. Such amended, modified, revised or updated Schedule I shall be sequentially numbered (e.g. Schedule I-1, Schedule I-2, etc.), dated and appended as an additional schedule to this Agreement and shall replace the prior version of Schedule I in its entirety, except as specified therein.
          (iii) If the Holly Entities are unable for a period of time to transport on the Refined Product Pipelines or terminal in the Refined Product Terminals the volumes of Refined Products required to meet the Minimum Revenue Commitment as a result of the Partnership Entities’ operational difficulties, prorationing or difficulties with pipeline connections, then upon written notice by the Holly Entities to the Partnership Entities (which notice shall be given reasonably promptly after the occurrence of such difficulties or prorationing), the Minimum Revenue Commitment will be reduced for such period of time by an amount equal to: (1) the volume of Refined Products that the Holly Entities were unable to transport on the Refined Product Pipelines or terminal in the Refined Product Terminals as a result of the Partnership Entities’ operational difficulties, prorationing or difficulties with pipeline connections, multiplied by (2) the applicable tariffs and terminal service fees. This Section 2(a)(iii) shall not apply in the event the Partnership Entities give notice of a Force Majeure event in accordance with Section 3(b), in which case the Holly Entities’ Minimum Revenue Commitment shall be suspended in accordance with and as provided in Section 3(b).

6

     (b) Tariffs and Terminal Service Fees. The service fees that the Holly Entities shall pay to the Partnership Entities for terminalling the Refined Products in the Refined Product Terminals under this Section 2 are set forth on the fee schedule attached hereto as Exhibit C, as such exhibit may be amended from time-to-time in accordance with this Agreement. The rules and regulations applicable to interstate and intrastate service on the Refined Product Pipelines shall be as set forth in the rules and regulations tariffs attached hereto as Exhibit D and Exhibit E, respectively, as such exhibits may be amended from time-to-time in accordance with this Agreement. The tariff rates that the Holly Entities shall pay to the Partnership Entities for interstate and intrastate service on the Refined Product Pipelines shall be as set forth in the tariffs attached hereto as Exhibit F and Exhibit G, respectively, as such exhibits may be amended from time-to-time in accordance with this Agreement. The tariff rates shall be adjusted on the first day of each Contract Year by an amount equal to the percentage change, if any, rounded to four decimal places of the PPI calculated in accordance with the method set forth in Section 2(a)(ii); provided, however, that if the PPI index change is negative in a given year, then the tariff rates shall be decreased by an amount equal to such percentage change. If the PPI is no longer published, the Holly Entities and the Partnership Entities shall negotiate in good faith to agree on a new index that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariff rates. If the Holly Entities and the Partnership Entities are unable to agree, a new index will be determined by binding arbitration in accordance with Section 12(f), and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariff rates. Notwithstanding that the Minimum Revenue Commitment will be determined on a Contract Year basis, the applicable fees, tariff rates and other charges provided for in this Agreement will become effective as of the date of this Agreement, or in the case of the Refined Product Pipeline tariff rates, as soon thereafter as those rates become effective. The Partnership Entities will use commercially reasonable efforts to obtain the necessary regulatory approvals for the Refined Product Pipeline tariff rates set forth in Exhibit F and Exhibit G to become effective on the date of this Agreement or as soon as possible thereafter, or as soon as possible after any amendment or adjustment, as applicable. To evidence the Parties’ agreement to each adjusted tariff rate, the Parties shall execute an amended, modified, revised or updated Exhibit F and Exhibit G, as applicable, and attach it to this Agreement. Such amended, modified, revised or updated Exhibit F and Exhibit G, as applicable, shall be sequentially numbered (e.g. Exhibit F-1, Exhibit F-2, etc.), dated and appended as an additional exhibit to this Agreement and shall replace the prior version of Exhibit F and Exhibit G, as applicable, in its entirety, except as specified therein.
     (c) Obligations of the Partnership Entities. During the Term and subject to the terms and conditions of this Agreement, including Section 12(c), the Partnership Entities agree to own or lease, operate and maintain the assets necessary to accept the deliveries from the Holly Entities and to provide the services required under this Agreement. Notwithstanding the preceding sentence, subject to Section 12(c) of this Agreement and Article V of the Omnibus Agreement, the Partnership Entities are free to sell any of their assets, including assets that provide services under this Agreement, and the Partnership or any Partnership Entity is free to merge with another entity (whether or not the Partnership or the Partnership Entity is the surviving entity in such merger) and is free to sell all of its assets or all of its equity to another entity at any time. At the request of the Holly Entities, and subject in each case to any applicable common carrier proration duties, the Partnership Entities agree to use commercially reasonable

7

efforts to transport by pipeline for the Holly Entities each month during the Term (i) up to 49,500 bpd of gasoline and 26,500 bpd of diesel fuel on the South System after the South System Expansion and (ii) up to 40,000 bpd of Refined Products from Artesia to Moriarty or Artesia to Bloomfield on the Partnership Entities’ Artesia to Moriarty and Artesia to Bloomfield Refined Product Pipeline. The Partnership Entities agree to provide terminalling services for all Holly Entities volumes of Refined Products transported to the Refined Product Terminals. To the extent that the Holly Entities are entitled to an exception under Section 3 to its obligations under Section 2(a), the corresponding obligations of the Partnership Entities under this Section 2(c) will be proportionately reduced.
     (d) Facility Expansions and Modifications. From time-to-time the Parties may agree to expand or modify certain facilities covered by this Agreement, including refined product pipelines, refined product terminals and other facilities. In connection with the expansion or modification of such facilities, the Parties may agree to certain reimbursements, increased tariff rates or other payments or may otherwise revise the terms of this Agreement to address such projects. Attached to this Agreement as Exhibit H is a list of current expansion or modification projects agreed to by the Parties hereto and the terms of such projects. Exhibit H may be amended, modified, revised or updated from time-to-time in accordance with the terms of this Section 2(d) to evidence the Parties’ agreement to new expansion or modification projects; the completion, termination or revision of previously agreed to expansion or modification projects; or the modification of the terms of this Agreement in connection with the addition, completion, termination or revision of such expansion or modification projects. To evidence the Parties’ agreement to each new expansion or modification project or the completion, termination or revision of previously agreed to expansion or modification project or the modification of the terms of this Agreement in connection with the addition, completion, termination or revision of such expansion or modification projects, the Parties shall execute an amended, modified, revised or updated Exhibit H and attach it to this Agreement. Such amended, modified, revised or updated Exhibit H shall be sequentially numbered (e.g. Exhibit H-1, Exhibit H-2, etc.), dated and appended as an additional exhibit to this Agreement and shall replace the prior version of Exhibit H in its entirety, except as specified therein.
     (e) Ancillary Services. The Partnership Entities will provide ancillary services as have been provided historically, such as truck rack blending, tank sampling and tank-to-tank transfers, to the Holly Entities. Except as set forth on Schedule II attached hereto, as it may be amended from time-to-time in accordance with this Agreement, the fees for such ancillary services are included in the fees established under this Agreement for services provided under Section 2(b). All fuel additives, dyes, de-icers and other additives requested to be added to the Holly Entities’ Refined Products will be provided by the Holly Entities at no cost to the Partnership Entities. If any ancillary services other than those set forth in this Section 2(e) are requested by the Holly Entities that are different in kind, scope or frequency from the ancillary services that have been historically provided, then the Parties shall negotiate in good faith to determine the appropriate rates to be charged for such services. The Holly Entities shall be responsible for maintaining the integrity of its operations and the quality of its products so as to not cause additional operating costs related to ancillary services to be incurred by the Partnership Entities.

8

     (f) Pipeline Direction. Without the Holly Entities’ prior written consent, which shall not be unreasonably withheld or delayed, the Partnership Entities will not reverse the direction of any Refined Product Pipeline or, except as provided in Section 2(d) or Exhibit H, connect any other pipeline to the Refined Product Pipelines or Refined Product Terminals; provided, however, that the Partnership Entities may take any necessary emergency action to prevent or remedy a release of Refined Products from a Refined Product Pipeline or Refined Product Terminal without obtaining the consent required by this Section 2(f).
     (g) Product Gains and Losses.
          (i) Prior to October 1, 2007, with respect to the Refined Product Terminals, (1) the Partnership Entities will be responsible for all product losses, determined on a quarterly basis and on a terminal by terminal basis, that are greater than 0.25% of the product terminalled in accordance with this Section 2 and (2) all product losses with respect to the Refined Product Terminals will be offset by product gains with respect to the Refined Product Terminals, if any, as determined on a quarterly basis and on a terminal by terminal basis. Product gains at the Refined Product Terminals, after any offsetting losses, will be the property of the Partnership Entities through September 30, 2007; and
          (ii) Beginning with the 12 month period starting on October 1, 2007, with respect to the Refined Product Terminals, (1) the Partnership Entities will be responsible for all product losses, determined on an annual basis and on a terminal by terminal basis, for the 12 month period beginning on October 1 of each year, that are greater than 0.25% of the product terminalled in accordance with this Section 2 and (2) on a terminal by terminal basis, the amount of any product losses for any such 12 month period ending on the subsequent September 30 for which the Partnership Entities would otherwise be responsible shall be offset by the amount of any product gains for the same 12 month period and, beginning with the 12 month period starting on October 1, 2008, shall also be offset by any previously unused product gains for, and only for, the immediately preceding 12 month period. An amount of product gain shall be applied no more than once to reduce product losses for which the Partnership Entities would otherwise be responsible. Beginning on October 1, 2007, any product gains at the Refined Product Terminals, after any offsetting losses applied in accordance with this subsection, will be the property of the Holly Entities.
     (h) Taxes. The Holly Entities will pay all taxes, import duties, license fees and other charges by any Governmental Authority levied on the Refined Products delivered by the Holly Entities for transportation or storage by the Partnership Entities in the Refined Product Pipelines and Refined Product Terminals, including, but not limited to, any New Mexico gross receipts taxes, if applicable. The Holly Entities will reimburse the Partnership Entities for the New Mexico gross receipts tax, if applicable, but not income tax, levied on or with respect to the transportation services provided by the Partnership Entities to the Holly Entities under this Agreement. Should any Party be required to pay or collect any taxes, duties, charges and or assessments pursuant to any Applicable Law or authority now in effect or hereafter to become effective which are payable by the any other Party pursuant to this Section 2(h) the proper Party shall promptly reimburse the other Party therefor.

9

     (i) Timing of Payments. The Holly Entities will make payments to the Partnership Entities by electronic payment with immediately available funds on a monthly basis during the Term with respect to services rendered or reimbursable costs and expenses incurred by the Partnership Entities under this Agreement in the prior month. Payments not received by the Partnership Entities on or prior to the applicable payment date will accrue interest at the Prime Rate from the applicable payment date until paid.
     (j) Notification of Utilization. When requested by the Partnership Entities, the Holly Entities will provide to the Partnership Entities written notification of the Holly Entities’ reasonable good faith estimate of its anticipated future utilization of the assets of the Partnership Entities.
     (k) Scheduling of Product Movements. The Partnership Entities will use their reasonable commercial efforts to schedule Refined Product movements and accept deliveries of Refined Products hereunder in a manner that is consistent with the historical dealings between the Parties, as such dealings may change from time to time.
     (l) Monthly Surcharge. If new Applicable Laws are enacted that require the Partnership Entities to make substantial and unanticipated capital expenditures with respect to the Refined Product Terminals, the Partnership Entities may impose a monthly surcharge to cover the Holly Entities’ pro rata share of the Partnership Entities’ cost of complying with these Applicable Laws. The Holly Entities and the Partnership Entities shall use their reasonable commercial efforts to comply with these Applicable Laws and shall negotiate in good faith to mitigate the impact of these Applicable Laws and to determine the level of the monthly surcharge. If the Holly Entities and the Partnership Entities are unable to agree on the level of the monthly surcharge, such surcharge will be determined by binding arbitration in accordance with Section 12(f). Exhibit F, Exhibit G or any other applicable exhibit or schedule to this Agreement will be updated, amended or revised, as applicable, in accordance with this Agreement to reflect any monthly surcharge agreed to in accordance with this Section 2(l).
     (m) Increases in Pipeline Tariff Rates. If new Applicable Laws are enacted that require the Partnership Entities to make substantial and unanticipated capital expenditures with respect to the Refined Product Pipelines, the Partnership Entities may file new tariff rates in order to recover the Partnership Entities’ cost of complying with these Applicable Laws (including a reasonable return). The Holly Entities and the Partnership Entities shall use their reasonable commercial efforts to comply with these Applicable Laws, and shall negotiate in good faith to mitigate the impact of these Applicable Laws and to determine the amount of the new tariff rates. If the Holly Entities and the Partnership Entities are unable to agree on the amount of the new tariff rates that the Partnership Entities will file, such tariff rates will be determined by binding arbitration in accordance with Section 12(f). Exhibit F, Exhibit G or any other applicable exhibit or schedule to this Agreement will be updated, amended or revised, as applicable, in accordance with this Agreement to reflect any changes in tariff rates agreed to in accordance with this Section 2(m).
     (n) Terminal Access Agreement. Holly agrees to use its commercially reasonable efforts to enter into a terminal access agreement with any third party that uses the Refined

10

Product Terminal located in Tucson, Arizona, or any other terminal owned by the Partnership or its Affiliates where Holly is the sole customer.
     Section 3. Exceptions to the Holly Entities’ Obligations.
     (a) Shut Down or Reconfiguration of Refineries. The Holly Entities must deliver to the Partnership Entities at least twelve months advance written notice of any planned shut down or reconfiguration (excluding planned maintenance turnarounds) of any Refinery or any portion of a Refinery that would reduce such Refinery’s output. The Holly Entities will use their commercially reasonable efforts to mitigate any reduction in the Minimum Revenue Commitment that would result from such a shut down or reconfiguration. If the Holly Entities shut down or reconfigures any Refinery or any portion of a Refinery (excluding planned maintenance turnarounds) and reasonably believes in good faith that such shut down or reconfiguration will jeopardize its ability to satisfy the Minimum Revenue Commitment, then the Holly Entities will utilize the Refined Product Pipelines for 100% of the available production from the Refineries to the extent necessary and available to satisfy the Minimum Revenue Commitment. In the event that such production is insufficient to satisfy the Minimum Revenue Commitment, then within 90 days of the delivery of the written notice of the planned shut down or reconfiguration, the Holly Entities shall (i) propose a new Minimum Revenue Commitment, such that the ratio of the new Minimum Revenue Commitment under this Agreement over the anticipated production level following the shut down or reconfiguration will be approximately equal to the ratio of the original Minimum Revenue Commitment under this Agreement over the original production level and (ii) propose the date on which the new Minimum Revenue Commitment shall take effect. Unless objected to by the Partnership Entities within 60 days of receipt by the Partnership Entities of such proposal, such new Minimum Revenue Commitment shall become effective as of the date proposed by the Holly Entities. To the extent that the Partnership Entities do not agree with the Holly Entities’ proposal, any changes in the Holly Entities’ obligations under this Agreement, or the date on which such changes will take effect, will be determined by binding arbitration in accordance with Section 12(f). Schedule I or any other applicable exhibit or schedule to this Agreement will be updated, amended or revised, as applicable, in accordance with this Agreement to reflect any change in the Holly Entities’ Minimum Revenue Commitment agreed to in accordance with this Section 3(a).
     (b) Force Majeure. In the event that any Party is rendered unable, wholly or in part, by a Force Majeure event from performing its obligations under this Agreement for a period of more than 30 consecutive days, then upon the delivery of notice and full particulars of the Force Majeure event in writing within a reasonable time after the occurrence of the Force Majeure event relied on, the obligations of the Parties, so far as they are affected by the Force Majeure event, shall be suspended for the duration of any inability so caused. Any suspension of the obligations of the Parties as a result of this Section 3(b) shall extend the Term (to the extent so affected) for a period equivalent to the duration of the inability set forth in the notice of the Force Majeure event. The Holly Entities will be required to pay any amounts accrued and due under this Agreement at the time of the Force Majeure event. The cause of the Force Majeure event shall so far as possible be remedied with all reasonable dispatch, except that no Party shall be compelled to resolve any strikes, lockouts or other industrial disputes other than as it shall determine to be in its best interests. In the event a Force Majeure event prevents the Partnership Entities or the Holly Entities from performing substantially all of their respective obligations

11

under this Agreement for a period of more than one year, this Agreement may be terminated by the Partnership Entities or the Holly Entities. Nothing in this Section 3(b) shall alter the liability of the Partnership Entities as set forth in the rules and regulations tariffs for the Refined Product Pipelines attached hereto as Exhibit D and Exhibit E.
     Section 4. Agreement to Remain Shipper.
     With respect to any Refined Products that are produced at a Refinery and transported in any Refined Product Pipeline or handled at any Refined Product Terminal, the Holly Entities agree that they will continue their historical commercial practice of owning such Refined Products from such point as such Refined Products leave the Refinery until at least such point as they will not be further transported in a Refined Product Pipeline or handled at a Refined Product Terminal and to continue acting in the capacity of the shipper of any such Refined Products for their own account at all times that such Refined Products are in a Refined Product Pipeline or being handled at the Refined Product Terminals.
     Section 5. Agreement Not to Challenge Tariffs or Terminal Charges.
     The Holly Entities agree to any tariff rate changes for the Refined Product Pipelines determined in accordance with this Agreement. The Holly Entities agree (a) not to challenge, nor to cause their Affiliates to challenge, nor to encourage or recommend to any other Person that it challenge, or voluntarily assist in any way any other Person in challenging, in any forum, interstate or intrastate tariffs (including joint tariffs) of the Partnership Entities that the Partnership Entities have filed or may file containing rates, rules or regulations that are in effect at any time during the Term and regulate the transportation of Refined Products, (b) not to protest or file a complaint, nor cause their Affiliates to protest or file a complaint, nor encourage or recommend to any other Person that it protest or file a complaint, or voluntarily assist in any way any other Person in protesting or filing a complaint, with respect to regulatory filings that the Partnership Entities have made or may make at any time during the Term to change interstate or intrastate tariffs (including joint tariffs) for transportation of Refined Products and (c) not to seek, nor cause their Affiliates to seek, nor encourage or recommend to any other Person that it seek, or voluntarily assist in any way any other Person in seeking, regulatory review of, or regulatory jurisdiction over, the contractual rates charged at any time during the term of this Agreement by the Partnership Entities for terminalling services or to challenge, in any forum, such rates or changes to such rates, in each case so long as such tariffs, regulatory filings or rates changed do not conflict with the terms of this Agreement.
     Section 6. Effectiveness and Term.
     This Agreement shall be effective as of July 13, 2004 and shall terminate at 12:01 a.m. Dallas, Texas, time on July 1, 2019, unless extended by written mutual agreement of the Parties hereto or as set forth in Section 7 (the “Term”); provided, however, that Section 5 shall survive the termination of this Agreement. The Party(ies) desiring to extend this Agreement pursuant to this Section 6 shall provide prior written notice to the other Parties of its desire to so extend this Agreement; such written notice shall be provided not more than twenty-four (24) months and not less than the later of twelve (12) months prior to the date of termination or ten (10) days after

12

receipt of a written request from the other Party (which request may be delivered no earlier than twelve (12) months prior to the date of termination) to provide any such notice or lose such right.
     Section 7. Right to Enter into a New Agreement.
     (a) In the event that the Holly Entities provide prior written notice to the Partnership Entities of the desire of the Holly Entities to extend this Agreement by written mutual agreement of the Parties, the Parties shall negotiate in good faith to extend this Agreement by written mutual agreement, but, if such negotiations fail to produce a written mutual agreement for extension by a date six months prior to the termination date, then the Partnership Entities shall have the right to negotiate to enter into one or more pipeline and terminal agreements with one or more third parties to begin after the date of termination, provided that until the end of one year following termination without renewal of this Agreement, the Holly Entities will have the right to enter into a new pipelines and terminals agreement with the Partnership Entities on commercial terms that substantially match the terms which the Partnership Entities propose to enter into an agreement with a third party for similar services with respect to all or a material portion of the Refined Product Pipelines or Refined Product Terminals. In such circumstances, the Partnership Entities shall give the Holly Entities forty-five (45) days prior written notice of any proposed new pipelines and terminals agreement with a third party, and such notice shall inform the Holly Entities of the fee schedules, tariffs, duration and any other terms of the proposed third party agreement and the Holly Entities shall have forty-five (45) days following receipt of such notice to agree to the terms specified in the notice or the Holly Entities shall lose the rights specified by this Section 7(a) with respect to the assets that are the subject of such notice.
     (b) In the event that the Holly Entities fail to provide prior written notice to the Partnership Entities of the desire of the Holly Entities to extend this Agreement by written mutual agreement of the Parties pursuant to Section 6, the Partnership Entities shall have the right, during the period from the date of the Holly Entities’ failure to provide written notice pursuant to Section 6 to the date of termination of this Agreement, to negotiate to enter into a new pipelines and terminals agreement with a third party, provided however that at any time during the twelve (12) months prior to the expiration of the Term, the Holly Entities will have the right to enter into a new pipelines and terminals agreement with the Partnership Entities on commercial terms that substantially match the terms upon which the Partnership Entities propose to enter into an agreement with a third party for similar services with respect to all or a material portion of the Refined Product Pipelines or Refined Product Terminals. In such circumstances, the Partnership Entities shall give the Holly Entities forty-five (45) days prior written notice of any proposed new pipelines agreement with a third party, and such notice shall inform the Holly Entities of the fee schedules, tariffs, duration and any other terms of the proposed third party agreement and the Holly Entities shall have forty-five (45) days following receipt of such notice to agree to the terms specified in the notice or the Holly Entities shall lose the rights specified by this Section 7(b) with respect to the assets that are the subject of such notice.
     Section 8. Notices.
     (a) Any notice or other communication given under this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service,

13

(iii) sent by email transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of the delivery, with a receipt for delivery, (y) if refused, on the date of the refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:
               Notices to the Holly Entities:
c/o Holly Corporation
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: David L. Lamp
Email address: president@hollycorp.com
with a copy, which shall not constitute notice, but is required in order to give proper notice, to:
c/o Holly Corporation
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollycorp.com
               Notices to the Partnership Entities:
c/o Holly Energy Partners, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: David G. Blair
Email address: SVP-HEP@hollyenergy.com
with a copy, which shall not constitute notice, but is required in order to give proper notice, to:
c/o Holly Energy Partners, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollyenergy.com
     (b) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 8.

14

     Section 9. Deficiency Payments.
     (a) As soon as practicable following the end of each Contract Quarter under this Agreement, the Partnership Entities shall deliver to the Holly Entities a written notice (the “Deficiency Notice”) detailing any failure of the Holly Entities to meet any of their obligations under Section 2(a); provided that the Holly Entities’ obligations pursuant to the Minimum Revenue Commitment shall be assessed on a quarterly basis for the purposes of this Section 9. The Deficiency Notice shall (i) specify in reasonable detail the nature of any deficiency and (ii) specify the approximate dollar amount that the Partnership Entities believe would have been paid by the Holly Entities to the Partnership Entities if the Holly Entities had complied with their respective obligations pursuant to Section 2(a) (the “Deficiency Payment”). The Holly Entities shall pay the Deficiency Payment to the Partnership Entities upon the later of: (A) ten (10) days after its receipt of the Deficiency Notice and (B) thirty (30) days following the end of the related Contract Quarter.
     (b) If the Holly Entities disagree with the Deficiency Notice, then, following the payment of the Deficiency Payment to the Partnership Entities, the Holly Entities shall send written notice thereof to the Partnership Entities and a senior officer of Holly (on behalf of the Holly Entities) and a senior officer of the Partnership (on behalf of the Partnership Entities) shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary and shall negotiate in good faith to attempt to resolve any differences that they may have with respect to matters specified in the Deficiency Notice. During the 30 day period following the payment of the Deficiency Payment, the Holly Entities shall have access to the working papers of the Partnership Entities relating to the Deficiency Notice. If such differences are not resolved within thirty (30) days following the payment of the Deficiency Payment, the Holly Entities and the Partnership Entities shall, within forty-five (45) days following the payment of the Deficiency Payment, submit any and all matters which remain in dispute and which were properly included in the Deficiency Notice to arbitration in accordance with Section 12(f).
     (c) If it is finally determined pursuant to this Section 9 that the Holly Entities are not required to make any or all of the Deficiency Payment (the “Refund”), the Partnership Entities shall promptly pay to the Holly Entities the Refund, together with interest thereon at the Prime Rate, in immediately available funds.
     (d) Deficiency Payments will be credited against any payments owed by the Holly Entities in the following four Contract Quarters in excess of the Minimum Revenue Commitments established by this Agreement for such Calendar Quarters; provided, however, that the Holly Entities will not receive credit for any Deficiency Payment in any of the following four Contract Quarters until they have met the Minimum Revenue Commitment in the succeeding Contract Quarter.
     Section 10. Right of First Refusal.
     The Parties acknowledge the right of first refusal of the Holly Entities with respect to the Refined Product Pipelines and Refined Product Terminals provided in the Omnibus Agreement.

15

     Section 11. Limitation of Damages.
     (a) NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT FOR CLAIMS MADE BY THIRD PARTIES WHICH SHALL NOT BE LIMITED BY THIS PARAGRAPH, THE PARTIES AGREE THAT THE RECOVERY BY ANY PARTY OF ANY LIABILITIES, DAMAGES, COSTS OR OTHER EXPENSES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS OR OTHER OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL ANY PARTY BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE) SUFFERED OR INCURRED BY ANY PARTY; PROVIDED, HOWEVER, THAT SUCH RESTRICTION AND LIMITATION SHALL NOT APPLY (x) AS A RESULT OF A THIRD PARTY CLAIM FOR SUCH INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR (y) TO INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE) THAT ARE A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BREACHING OR NONFULFILLING PARTY OR ITS AFFILIATES.
     (b) Notwithstanding anything in this Agreement to the contrary and solely for the purpose of determining which of the Holly Entities or the Partnership Entities, as applicable, shall be liable in a particular circumstance, each Party shall be liable to each other Party for any loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred by a Party (the “Damaged Party”) to the extent that the Party causes such loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred by the Damaged Party or owns or operates the assets covered by or subject to this Agreement or other property in question responsible for causing such loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred by the Damaged Party.
     Section 12. Miscellaneous.
     (a) Intention as to Refineries. The Holly Entities represent to the Partnership Entities that, as of February 1, 2009, they are not considering a shut down of any of the Refineries or any changes to any of the Refineries that would have a material adverse effect on the operation of any of the Refineries.
     (b) Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced. Any of the exhibits or schedules to this Agreement may be amended, modified, revised or updated by the Parties if each of the Parties executes an amended, modified, revised or updated exhibit or schedule, as applicable, and attaches it to this Agreement. Such

16

amended, modified, revised or updated exhibits or schedules shall be sequentially numbered (e.g. Exhibit A-1, Exhibit A-2, etc.), dated and appended as an additional exhibit or schedule to this Agreement and shall replace the prior exhibit or schedule, as applicable, in its entirety, except as specified therein. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.
     (c) Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the Holly Entities, the Partnership Entities and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of the Holly Entities (in the case of any assignment by the Partnership Entities) or the Partnership Entities (in the case of any assignment by the Holly Entities), in each case, such consent is not to be unreasonably withheld or delayed; provided, however, that (i) the Partnership Entities may make such an assignment (including a partial pro rata assignment) to an Affiliate of the Partnership Entities without the Holly Entities’ consent, (ii) the Holly Entities may make such an assignment (including a partial pro rata assignment) to an Affiliate of the Holly Entities without the Partnership Entities’ consent, (iii) any Holly Entity may make such an assignment to any Person to which such Holly Entity has sold any of its assets which assets rely on the services provided by the Partnership Entities under this Agreement if such Person (1) is reasonably capable of performing the Holly Entity’s obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by the Holly Entity in its reasonable judgment and (2) has agreed in writing to assume the obligations of the Holly Entity assigned to such Person, without the Partnership Entities’ consent and (iv) the Partnership Entities may make such an assignment to any Person to which the Partnership Entities have sold any of its transportation, storage or terminalling assets which assets provide services to the Holly Entities under this Agreement if such Person (1) is reasonably capable of performing the Partnership Entities’ obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by the Partnership Entities in their reasonable judgment and (2) has agreed in writing to assume the obligations of the Partnership Entities assigned to such Person, without the Holly Entities’ consent. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties agree to require their respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other Parties, their obligations under this Agreement.
     (d) Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
     (e) Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
     (f) Arbitration Provision. Any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent

17

necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 12(f) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 12(f) will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (“Respondent”) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral parties who have never been officers, directors or employees of any of the Holly Entities, the Partnership Entities or any of their Affiliates and (ii) have not less than seven (7) years experience in the energy industry. The hearing will be conducted in Dallas, Texas and commence within thirty (30) days after the selection of the third arbitrator. The Holly Entities, the Partnership Entities and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind. The Arbitrable Disputes may be arbitrated in a common proceeding along with disputes under other agreements between the Holly Entities, the Partnership Entities or their Affiliates to the extent that the issues raised in such disputes are related. Without the written consent of the Parties, no unrelated disputes or third party disputes may be joined to an arbitration pursuant to this Agreement.
     (g) Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.
     (h) Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
     (i) Headings. Headings of the Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever. All references in this Agreement to Sections are to Sections of this Agreement unless otherwise stated.

18

     (j) No Novation. This Agreement shall be considered an amendment and restatement of the Original Pipelines and Terminals Agreement, and the Original Pipelines and Terminals Agreement is hereby ratified, approved and confirmed in every respect. This Agreement is not intended to constitute a novation of the Original Pipelines and Terminals Agreement and all of the obligations owing by the Parties under the Original Pipelines and Terminals Agreement shall continue (and from and after the date of this Agreement, as amended hereby).
     Section 13. Guarantee by Holly.
     (a) Payment and Performance Guaranty. Holly unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to the Partnership Entities the punctual and complete payment in full when due of all amounts due from the Holly Entities under the Agreement (collectively, the “Holly Payment Obligations”). Holly agrees that the Partnership Entities shall be entitled to enforce directly against Holly any of the Holly Payment Obligations.
     (b) Guaranty Absolute. Holly hereby guarantees that the Holly Payment Obligations will be paid strictly in accordance with the terms of the Agreement. The obligations of Holly under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of Holly under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:
          (i) any assignment or other transfer of the Agreement or any of the rights thereunder of the Partnership Entities;
          (ii) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Agreement;
          (iii) any acceptance by the Partnership Entities of partial payment or performance from the Holly Entities;
          (iv) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Holly Entities or any action taken with respect to the Agreement by any trustee or receiver, or by any court, in any such proceeding;
          (v) any absence of any notice to, or knowledge of, Holly, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (i) through (iv); or
          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.
     The obligations of Holly hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Holly Payment Obligations or otherwise.

19

     (c) Waiver. Holly hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Holly Payment Obligations and any requirement for the Partnership Entities to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Holly Entities, any other entity or any collateral.
     (d) Subrogation Waiver. Holly agrees that for so long as there is a current or ongoing default or breach of this Agreement by any of the Holly Entities, Holly shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from the Holly Entities for any payments made by Holly under this Section 13, and Holly hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against the Holly Entities during any period of default or breach of this Agreement by any of the Holly Entities until such time as there is no current or ongoing default or breach of this Agreement by the Holly Entities.
     (e) Reinstatement. The obligations of Holly under this Section 13 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Holly Payment Obligations is rescinded or must otherwise be returned to the Holly Entities or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of the Holly Entities or such other entity, or for any other reason, all as though such payment had not been made.
     (f) Continuing Guaranty. This Section 13 is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment in full of all of the Holly Payment Obligations, (ii) be binding upon Holly, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Partnership Entities and their respective successors, transferees and assigns.
     (g) No Duty to Pursue Others. It shall not be necessary for the Partnership Entities (and Holly hereby waives any rights which Holly may have to require the Partnership Entities), in order to enforce such payment by Holly, first to (i) institute suit or exhaust its remedies against the Holly Entities or others liable on the Holly Payment Obligations or any other person, (ii) enforce the Partnership Entities’ rights against any other guarantors of the Holly Payment Obligations, (iii) join the Holly Entities or any others liable on the Holly Payment Obligations in any action seeking to enforce this Section 13, (iv) exhaust any remedies available to the Partnership Entities against any security which shall ever have been given to secure the Holly Payment Obligations, or (v) resort to any other means of obtaining payment of the Holly Payment Obligations.
     Section 14. Guarantee by the Partnership and Operating Partnership.
     (a) Payment and Performance Guaranty. Each of the Partnership and the Operating Partnership unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to the Holly Entities the punctual and complete payment in full when due of all amounts due from the Partnership Entities under the Agreement (collectively, the “HEP Payment Obligations”). Each of the Partnership and the Operating Partnership agrees that the Holly

20

Entities shall be entitled to enforce directly against the Partnership and the Operating Partnership any of the HEP Payment Obligations.
     (b) Guaranty Absolute. Each of the Partnership and the Operating Partnership hereby guarantees that the HEP Payment Obligations will be paid strictly in accordance with the terms of the Agreement. The obligations of each of the Partnership and the Operating Partnership under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of each of the Partnership and the Operating Partnership under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:
          (i) any assignment or other transfer of the Agreement or any of the rights thereunder of the Holly Entities;
          (ii) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Agreement;
          (iii) any acceptance by the Holly Entities of partial payment or performance from the Partnership Entities;
          (iv) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Partnership Entities or any action taken with respect to the Agreement by any trustee or receiver, or by any court, in any such proceeding;
          (v) any absence of any notice to, or knowledge of, the Partnership or the Operating Partnership, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (i) through (iv); or
          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.
     The obligations of each of the Partnership and the Operating Partnership hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the HEP Payment Obligations or otherwise.
     (c) Waiver. Each of the Partnership and the Operating Partnership hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the HEP Payment Obligations and any requirement for the Holly Entities to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Partnership Entities, any other entity or any collateral.
     (d) Subrogation Waiver. Each of the Partnership and the Operating Partnership agrees that for so long as there is a current or ongoing default or breach of this Agreement by any of the Partnership Entities, the Partnership and the Operating Partnership shall not have any

21

rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from the Partnership Entities for any payments made by the Partnership or the Operating Partnership under this Section 14, and each of the Partnership and the Operating Partnership hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against the Partnership Entities during any period of default or breach of this Agreement by any of the Partnership Entities until such time as there is no current or ongoing default or breach of this Agreement by the Partnership Entities.
     (e) Reinstatement. The obligations of the Partnership and the Operating Partnership under this Section 14 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the HEP Payment Obligations is rescinded or must otherwise be returned to the Partnership Entities or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of the Partnership Entities or such other entity, or for any other reason, all as though such payment had not been made.
     (f) Continuing Guaranty. This Section 14 is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment in full of all of the HEP Payment Obligations, (ii) be binding upon the Partnership, the Operating Partnership, and each of their respective successors and assigns and (iii) inure to the benefit of and be enforceable by the Holly Entities and their respective successors, transferees and assigns.
     (g) No Duty to Pursue Others. It shall not be necessary for the Holly Entities (and each of the Partnership and the Operating Partnership hereby waives any rights which the Partnership or the Operating Partnership, as applicable, may have to require the Holly Entities), in order to enforce such payment by the Partnership or the Operating Partnership, first to (i) institute suit or exhaust its remedies against the Partnership Entities or others liable on the HEP Payment Obligations or any other person, (ii) enforce the Holly Entities’ rights against any other guarantors of the HEP Payment Obligations, (iii) join the Partnership Entities or any others liable on the HEP Payment Obligations in any action seeking to enforce this Section 14, (iv) exhaust any remedies available to the Holly Entities against any security which shall ever have been given to secure the HEP Payment Obligations, or (v) resort to any other means of obtaining payment of the HEP Payment Obligations.
[Remainder of Page Intentionally Left Blank]

22

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

HOLLY ENTITIES:

NAVAJO REFINING COMPANY, L.L.C.

By:	/s/ David L. Lamp

David L. Lamp
Executive Vice President

HOLLY REFINING & MARKETING COMPANY — WOODS CROSS

By:	/s/ David L. Lamp

David L. Lamp Executive Vice President

PARTNERSHIP ENTITIES:

HOLLY ENERGY PARTNERS — OPERATING, L.P.

By:	HEP Logistics GP, L.L.C.,
its General Partner

By:	/s/ David G. Blair
David G. Blair
Senior Vice President

Signature Page 1 of 5 to the Amended and Restated Refined Product Pipelines and Terminals Agreement

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP

By:	HEP Pipeline GP, L.L.C., its General Partner

	By:	Holly Energy Partners — Operating, L.P., its Sole Member

		By:	/s/ David G. Blair

David G. Blair
Senior Vice President

HEP PIPELINE, L.L.C.

By:	Holly Energy Partners — Operating, L.P., its Sole Member

	By:	/s/ David G. Blair

David G. Blair
Senior Vice President

HEP REFINING ASSETS, L.P.

By:	HEP Refining GP, L.L.C., its General Partner

	By:	Holly Energy Partners — Operating, L.P., its Sole Member

		By:	/s/ David G. Blair

David G. Blair
Senior Vice President
Signature Page 2 of 5 to the Amended and Restated Refined Product Pipelines and Terminals Agreement

HEP REFINING, L.L.C.

By:	Holly Energy Partners — Operating, L.P., its Sole Member

	By:	/s/ David G. Blair

David G. Blair Senior Vice President

HEP MOUNTAIN HOME, L.L.C.

By:	Holly Energy Partners — Operating, L.P., its Sole Member

	By:	/s/ David G. Blair

David G. Blair
Senior Vice President

HEP WOODS CROSS, L.L.C.

By:	Holly Energy Partners — Operating, L.P., its Sole Member

	By:	/s/ David G. Blair

David G. Blair
Senior Vice President
Signature Page 3 of 5 to the Amended and Restated Refined Product Pipelines and Terminals Agreement

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF Section 2(n),
Section 9(b) AND Section 13 AND
ACKNOWLEDGING THE AMENDMENT
AND RESTATEMENT OF THE ORIGINAL
PIPELINES AGREEMENT:
HOLLY CORPORATION

By:	/s/ David L. Lamp

David L. Lamp
President
ACKNOWLEDGED AND AGREED
FOR PURPOSES OF Section 9(b),
Section 12(g) AND Section 14 AND
ACKNOWLEDGING THE AMENDMENT
AND RESTATEMENT OF THE ORIGINAL
PIPELINES AGREEMENT:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner

	By:	Holly Logistic Services, L.L.C., its General Partner

		By:	/s/ David G. Blair

David G. Blair
Senior Vice President
Signature Page 4 of 5 to the Amended and Restated Refined Product Pipelines and Terminals Agreement

SOLELY FOR PURPOSES OF ACKNOWLEDGING
THE AMENDMENT AND RESTATEMENT OF
THE ORIGINAL PIPELINES AGREEMENT AND
WITHDRAWAL OF THE UNDERSIGNED AS
PARTIES:

HEP LOGISTICS HOLDINGS, L.P.

By:	Holly Logistic Services, L.L.C., its General Partner

	By:	/s/ David G. Blair

David G. Blair
Senior Vice President

HOLLY LOGISTIC SERVICES, L.L.C.

By:	/s/ David G. Blair

David G. Blair
Senior Vice President

HEP LOGISTICS GP, L.L.C.

By:	/s/ David G. Blair

David G. Blair
Senior Vice President
Signature Page 5 of 5 to the Amended and Restated Refined Product Pipelines and Terminals Agreement

SCHEDULE I
MINIMUM REVENUE COMMITMENT

Minimum Revenue Commitment
Contract Year	per Contract Quarter
July 13, 2004	$8.85 million
July 1, 2005	$9.171 million
July 1, 2006	$9.616 million
July 1, 2007	$9.906 million
July 1, 2008	$10.289 million
July 1, 2009	$10.937 million
Schedule I

SCHEDULE II
ANCILLARY SERVICE FEES
As of December 1, 2009
Effective January 1, 2006, the Holly Entities and the Partnership Entities agree that the Holly Entities will either reimburse the Partnership Entities for the actual cost of DRA added to the Holly Entities’ Refined Products or provide such DRA at no cost to the Partnership Entities; provided, however, that effective February 1, 2009, the Partnership Entities agree to reimburse the Holly Entities for the cost of DRA furnished by the Holly Entities for use on the South System on a 50/50 basis until each of the Holly Entities and the Partnership Entities expends $250,000 annually, with 100% of the cost over $500,000 annually to be furnished by the Holly Entities. The Partnership Entities agree to use their commercially reasonable efforts to minimize the use of DRA and maximize the use of the Partnership Entities’ existing horsepower; provided, however, that in the event the Partnership Entities determine that it is not economically advantageous for the Partnership Entities to operate the South System in a manner that maximizes the use of the Partnership Entities’ existing horsepower and minimizes the use of DRA, then the Partnership Entities may use DRA in lieu of horsepower, provided that the cost of such DRA shall be borne solely by the Partnership Entities and shall not count towards the Partnership Entities’ share of the cost of DRA stated above.
Schedule II

EXHIBIT A
REFINED PRODUCT PIPELINES
As of December 1, 2009

	Diameter	Approximate
Origin and Destination	(inches)	Length (miles)	Capacity (bpd)
Artesia, NM to El Paso, TX	6	156	24,000
Artesia, NM to Orla, TX to El Paso, TX	8/12/8	214	106,000	(1)
Artesia, NM to Moriarty, NM(2)	12/8	215	45,000	(3)
Moriarty, NM to Bloomfield, NM(2)	8	191		(3)

(1)	Includes 17,500 bpd of capacity on the Orla to El Paso segment of this pipeline that is leased to Alon under capacity lease agreements.

(2)	The White Lakes Junction to Moriarty segment of the Artesia to Moriarty pipeline and the Moriarty to Bloomfield pipeline is leased from Mid-America Pipeline Company, LLC under a long-term lease agreement.

(3)	Capacity for this pipeline is reflected in the information for the Artesia to Moriarty pipeline.

A-1

EXHIBIT B
REFINED PRODUCT TERMINALS
As of December 1, 2009

	Storage Capacity	Number of	Supply
Terminal Location	(barrels)	Tanks	Source	Mode of Delivery
El Paso, TX	662,000	20	Pipeline/ rail	Truck/Pipeline
Moriarty, NM	189,000	9	Pipeline	Truck
Bloomfield, NM	193,000	7	Pipeline	Truck
Tucson, AZ(1)	176,000	9	Pipeline	Truck
Mountain Home, ID(2)	120,000	3	Pipeline	Pipeline
Boise, ID(3)	111,000	9	Pipeline	Pipeline
Burley, ID(3)	70,000	7	Pipeline	Truck
Spokane, WA	333,000	32	Pipeline/Rail	Truck
Artesia facility truck rack	N/A	N/A	Refinery	Truck
Woods Cross facilities	N/A	N/A	Refinery	Truck/Pipeline

Total	2,206,000

(1)	The underlying ground at the Tucson terminal is leased.

(2)	Handles only jet fuel.

(3)	The Partnership Entities have a 50% ownership interest in these terminals. The capacity and throughput information represents the proportionate share of capacity and throughput attributable to this ownership interest.

B-1

EXHIBIT C
FEE SCHEDULE
As of December 1, 2009
1.	The Holly Entities will pay a terminal service fee of $0.326 per barrel for truck rack deliveries and $.1086 per barrel for pipeline pump-over deliveries at each of the Refined Product Terminals, except that the Holly Entities will pay $0.12 per barrel for pipeline pump-over deliveries at the Partnership Entities’ El Paso Refined Product Terminal.
2.	The Holly Entities will receive a discount of $0.10 per barrel for truck rack deliveries at the Moriarty, New Mexico terminal that exceed the Monthly Average Base Volumes.
3.	The Holly Entities will pay a service fee of $0.2715 per barrel for truck rack deliveries for facilities located within the Refineries.
4.	The Holly Entities will pay a handling fee of $0.57 per barrel for the movement of isobutane, propane and normal butane within any of the Refined Product Terminals.
5.	The Holly Entities will pay a fee for lubricity additive injections to diesel fuel products, gasoline additive injections, red dye additive injections to diesel fuel products and ethanol injections made at the Refined Product Terminals. The fees for such injections, as well as the party responsible for supplying such additives, are set forth in the chart attached hereto as Exhibit C-1. The Parties agree and understand that the fees set forth on Exhibit C-1 are subject to change based on changes in cost of such additives.
6.	The Holly Entities will supply, at its sole cost and expense, all clay and/or clay filters used in the clay filtration systems at the El Paso Refined Product Terminal.
7.	Each of the service fees listed on this Exhibit C, except for the Tucson terminal, will adjust at the beginning of each Contract Year by a percentage equal to the percentage change in the service fee in effect at the end of each of the two preceding Contract Years in the index comprised of comparable fees posted by Kinder Morgan at its Phoenix, Tucson and Las Vegas terminals; provided, however, that no adjustment shall be made which would result in a decrease in any service fee.
8.	For the Tucson terminal, beginning on April 4, 2008 and continuing until March 31, 2018, the Holly Entities shall pay an annual fee of $59,000 for the exclusive use of the Tucson terminal facility and a $0.326 per barrel terminal fee. Beginning July 1, 2009, both fees shall be increased on the first day of each Contract Year by the PPI. The Holly Entities shall have the right to renew the exclusive use of the Tucson terminal for ten (10) years by providing written notice to the Partnership Entities of their intent to renew by no later than September 30, 2017, and the rates for the extended term shall be similarly increased on the first day of each Contract Year as specified above.

C-1

EXHIBIT C-1
SCHEDULE OF ADDITIVE FEES

			Gasoline					HOC
		Red Dye Additive	Additive Inj	Lubricity		HOC	HOC Supplies	Supplies
		Inj Fee?	Fee?	Additive Inj Fee?	Ethanol	Supplies	Gasoline	Lubricity
Terminal Name		per bbl	per bbl	per bbl	Injection Fee?	Red Dye	Additive	Additive
El Paso Terminal	NRC-shipper	No	No	$0.1470	No	Yes	Yes	No
Artesia Rack	NRC-shipper	$0.2100	No	No	No	No	Yes	Yes
Tucson Terminal	NRC-shipper	$0.0290	$0.0408	$0.1470	$0.0408	No	Yes	No
Moriarty Terminal	NRC-shipper	No	No	$0.0504	No	Yes	Yes	Yes
Bloomfield Terminal	NRC-shipper	No	No	$0.0504	No	Yes	Yes	Yes
Spokane Terminal	HRM-shipper	$0.0261	$0.0356	$0.1470	No	No	No	No
Woods Cross Terminal	HRM-shipper	$0.0504	No	0.0504	No	Yes	No	No
Burley Terminal	HRM-shipper	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Boise Terminal	HRM-shipper	N/A	N/A	N/A	N/A	N/A	N/A	N/A

C-1-1

EXHIBIT D
RULES AND REGULATIONS TARIFFS (INTERSTATE)
As of December 1, 2009
F.E.R.C. No. 7
Cancels F.E.R.C. No. 2
HOLLY ENERGY PARTNERS — OPERATING, L.P.
LOCAL TARIFF
RULES AND REGULATIONS
Governing the Transportation of
REFINED PETROLEUM PRODUCTS
The rules and regulations published herein apply only under tariffs making specific reference by number to this tariff; such reference will include supplements hereto and successive issues hereof. Specific rules and regulations published in individual tariffs will take precedence over rules and regulations published herein.
ISSUED TO MAKE CORRECTIONS IN WORDING.
ALL RATES, IF ANY, IN THIS ISSUE HAVE REMAINED UNCHANGED.

ISSUED: May 31, 2005	EFFECTIVE: July 1, 2005
The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

Issued By	[W] Compiled By
Matthew P Clifton, CEO and Chairman	[W] Jimmy Harrison, Supv General Accounting
Holly Energy Partners — Operating, L.P.
100 Crescent Court, Ste 1600
Dallas, TX 75201
[W] Phone (214) 871-3555       Fax (214) 615-9376

ALL RATES, IF ANY, IN THIS ISSUE HAVE REMAINED UNCHANGED.
RULES AND REGULATIONS
This Company will receive Refined Petroleum Products for interstate transportation only to established delivery stations on its own lines, and lines of connecting pipeline companies, on the following conditions:

Item No.	Subject	Application
As used in these rules and regulations, the following terms have the following meanings:

5	Definitions	“Barrels” means 42 United States gallons at sixty degrees (60°) Fahrenheit.

“Carrier” means Holly Energy Partners — Operating, L.P.

“Company” means Holly Energy Partners — Operating, L.P.

“Consignee” means the party to whom a Shipper has ordered the delivery of Refined Petroleum Products.

“Nomination” means an offer by a Shipper to Carrier of a stated quantity of Refined Petroleum Products for transportation from origin to specified destination.

“Refined Petroleum Products” means gasolines, diesel fuel, jet fuel, kerosene, No. 2 heating oil, distillates, and liquefied petroleum gases that meet the specifications set forth in Item 10 herein.

“Shipment” means a volume of Refined Petroleum Products offered to and accepted by Carrier for transportation.

“Shipper” means the party who contracts with the Carrier for transportation of Refined Petroleum Products under the terms of this tariff.

“Transmix” means the mixture that occurs in normal pipeline operations between non-compatible Refined Petroleum Products.

10	Specifications and Acceptance of Product
Refined Petroleum Products will be accepted for transportation at such time as Refined Petroleum Products of same quality and specifications are currently being transported from receiving point to destination. Prior to acceptance of Refined Petroleum Products for transportation the Company may require from the Shipper a certificate setting forth, in detail, the specifications of each shipment of Refined Petroleum Products. Carrier may also make such tests as it deems necessary.

All additives and inhibitors to be included in Shipper’s Refined Petroleum Products must first be approved by the Carrier before such Refined Petroleum Products will be accepted for transportation. If Refined Petroleum Products tendered by Shipper do not contain corrosion inhibitor compound which is satisfactory to Carrier, then Carrier may, at Shipper’s expense, inject corrosion inhibitor compound in the Refined Petroleum Products to be transported, and Shipper and Consignee will accept delivery of shipments at destination containing portions of the corrosion inhibitor compound.

Refined Petroleum Products will be accepted for transportation when Shipper has made necessary arrangements (a) to provide facilities to tender such Refined Petroleum Products and deliver same at Carrier’s receiving manifold at the origin at pumping rates and pressures as required by Carrier, and (b) to provide facilities at the destination to receive the Refined Petroleum Products tendered for transportation at flow rates and pressures as required by Carrier.

Carrier may require Shipper to supply adequate buffer material when necessary for quality control purposes to maintain segregation of Shipments of Refined Petroleum Products.
For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — F.E.R.C. No. 7

RULES AND REGULATIONS

Item No.	Subject	Application
15	Shipments-Nominations and Minimum Tender
Orders for the shipment of Refined Petroleum Products will be accepted for transportation under this tariff in quantities of not less than ten thousand (10,000) barrels from one Shipper consigned to same destination. Scheduling of all shipments shall be solely determined by Carrier.

Any Shipper desiring transportation of Refined Petroleum Products under this tariff must submit to Carrier by the 20th day of each month a Nomination of the type and quantity of Refined Petroleum Products to be transported during the following month.

Shippers will be required to schedule their Refined Petroleum Products for delivery into Carrier’s receiving tanks or suction manifold at the origin to meet the cycle within which Carrier schedules the Refined Petroleum Products to move. Refined Petroleum Products shall be available for shipment 24 hours before the scheduled date for movement into the Carrier’s pipeline system. Shipper shall deliver Refined Petroleum Products to Carrier at a pressure no greater than 275 psig and at a flowing pressure of at least 150 psig.

20	Mixing with Other Refined Petroleum Products
Carrier will endeavor to deliver substantially the same Refined Petroleum Products as received from Shipper to the extent permitted by Carrier’s facilities. However, all shipments will be accepted for transportation only on condition that it shall be subject to such changes in gravity or quality while in transit as may result from the mixture with other Refined Petroleum Products in the pipelines.

Carrier will allocate Transmix to all Shippers in proportion to each Shipper’s volume of all Refined Petroleum Products. Carrier will make Transmix available for delivery to Shippers so that over time each Shipper receives its proportionate share. Each Shipper must accept delivery of Transmix from Carrier no later than 5 days after notification that Transmix is available for distribution to Shipper. Shipper will have sole responsibility for the disposition of its allocated Transmix.

25	Refined Petroleum Products to be Free from Liens and Charges
Company shall have the right to decline to receive any Refined Petroleum Products which may be involved in litigation or the title of which may be in dispute or which may be encumbered by lien or charge of any kind, and it may require of the Shipper satisfactory evidence of his perfect and unencumbered title or satisfactory indemnity bond to protect Company.

30	Commodity	This Company is engaged in the transportation of Refined Petroleum Products exclusively and therefore will not accept any other commodity for transportation.

35	Payment of Transportation and Other Charges
The Shipper or Consignee shall pay the transportation charges accruing on Refined Petroleum Products [W] delivered at the final destination, and if required, shall pay the same before delivery. Shipment for transportation shall be subject to a lien for all such charges.

Unless Carrier requires payment of transportation charges before delivery as allowed in this item, transportation charges shall be due ten days after receipt of invoice from Carrier for delivery of Refined Petroleum Products. If such charges remain unpaid after payment is due, such charges shall bear interest from the date they became due until they are paid at a rate equal to 125 % of the prime rate of interest as reported in the Wall Street Journal as of the first of the month in which the charges are due or the maximum finance rate allowed by applicable law, whichever is less

For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — F.E.R.C. No. 7

RULES AND REGULATIONS

Item No.	Subject	Application
35	Payment of Transportation and Other Charges [continued]
If Shipper or Consignee fails to pay the transportation charges within 10 days after payment is due, Carrier shall have the right to sell Shipper’s or Consignee’s Refined Petroleum Products at public auction for cash. The auction will be held between the hours often o/clock a.m. and four o’clock p.m. on any day not a weekend or legal holiday, and not less than twenty-four hours after Shipper has been officially notified of the time and place of such sale and the quantity, general description, and location of the Refined Petroleum Products to be sold. Carrier may be a bidder and purchaser at such sale. Out of the proceeds of said sale, Carrier shall pay itself for all transportation, demurrage, and other lawful charges, expenses of notice, advertisement, sale and other necessary expenses, and expenses of caring for and maintaining the Refined Petroleum Products, and the balance shall be held for whosoever may be lawfully entitled thereto after the auction. If the proceeds of said sale do not cover all expenses incurred by Carrier, Shipper and Consignee, if any, are liable to Carrier for any deficiency.

40	Liability of Carrier
Carrier shall not be liable for loss of Refined Petroleum Products in its custody, damage thereto, or delay caused by fire, storm, flood, epidemics, Acts of God, riots, insurrection, rebellion, war, act of the public enemy, quarantine, nuclear or atomic explosion, strikes, picketing, or other labor stoppages, whether of Carrier’s employees or other, the authority of law, requisition or necessity of Government of the United States in time of war, default of Shipper or Shipper’s Consignee or any other cause not due to the sole negligence of Carrier, whether similar or dissimilar to the cause herein enumerated. In the event of such loss, each Shipper shall bear the loss in the same proportion as its share of the total quantity involved and shall be entitled to receive only so much of its share remaining after its due proportion of the loss is deducted. Transportation charges will be assessed only on the quantity delivered net of volume corrections as set forth in Item No. 45 herein.

45	Gauging, Testing, and Volume Corrections
Shipments tendered to Carrier for transportation shall be tested by a representative of Carrier, and gauged or measured by automatic equipment approved by Carrier or by other methods acceptable in the industry, at locations designated by Carrier. The Shipper shall have the privilege of being present or represented at the gauging and testing. Quantities will be computed from correctly compiled tank tables or by Carrier approved meters. Corrections will be made for temperature from observed degrees Fahrenheit to sixty degrees (60°) Fahrenheit.

Shipper shall bear the actual product losses for shrinkage and evaporation incident to pipeline transportation up to a maximum of twenty-five hundredths (0.25) of a percent. Carrier shall offset such product losses with any product gains and shall determine the net product losses on a calendar quarterly basis.

50	Duty of Carrier
Carrier shall not be required to transport products except with reasonable diligence, considering the quantity to be transported, the distance of transportation, safety of operation, and other material factors.

For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — F.E.R.C. No. 7

RULES AND REGULATIONS

Item No.	Subject	Application
55	Line Fill
Either prior to or after the acceptance of Shipments for transportation through Carrier’s pipeline system, Carrier may, upon reasonable notice, require each Shipper to provide a prorata part of the volume of Refined Petroleum Products necessary for pipeline fill. Refined Petroleum Products provided by a Shipper for this purpose may be withdrawn from the system only with the prior approval of Carrier or after reasonable notice of such Shipper’s intention.

Carrier may require advance payment of transportation charges on the volumes to be cleared from Carrier’s pipeline system and of any unpaid accounts receivable before final delivery of line fill will be made. Carrier shall have a reasonable period of time following receipt of Shipper’s notice to complete administrative and operational requirements incidental to Shipper’s withdrawal.

60	Pipeage Contracts	Separate pipeage contracts in accord with this tariff and these regulations, covering further details may be required of the proposed Shipper before any duty of transportation shall arise.

65	Claims, Suits, Time for Filing
As a condition precedent to recovery, claims must be filed in writing with Carrier within nine (9) months after delivery of the property, or in case of failure to make delivery, then within nine (9) months after a reasonable time for delivery has elapsed; and suits shall be instituted against Carrier only within two (2) years and one (1) day from the day when notice in writing is given by Carrier to the claimant that Carrier has disallowed the claim or any part or parts thereof specified in the notice. Where claims are not filed or suits are not instituted thereon in accordance with the foregoing provisions, Carrier shall not be liable, and such claims will not be paid.

70	Proration of Pipeline Capacity
When the total volume offered for shipment is greater than can be transported within the period covered by such offers, Refined Petroleum Products offered by each Shipper for transportation will be transported in such quantities and at such times to the limit of Carrier’s capacity so as to avoid discrimination among Shippers. The details of Carrier’s method of proration are contained in a document entitled Holly Energy Partners — Operating, L.P. Proration Policy, effective September 24, 2004, which will be made available, upon request, to any Shipper or prospective Shipper.

EXPLANATION OF ABBREVIATIONS

Abbreviation	Explanation
No.	Number
FERC	Federal Energy Regulatory Commission
EXPLANATION OF SYMBOLS

Abbreviation	Explanation
[W]	Change in wording only
Holly Energy Partners — Operating, L.P. — F.E.R.C. No. 7

EXHIBIT E
RULES AND REGULATIONS TARIFFS (INTRASTATE)
As of December 1, 2009
New Mexico P.R.C. No. 4
Cancels New Mexico P.R.C. No. 2
HOLLY ENERGY PARTNERS — OPERATING, L.P.
LOCAL TARIFF
RULES AND REGULATIONS
Governing the Transportation of
REFINED PETROLEUM PRODUCTS

FROM	TO
ARTESIA, NEW MEXICO	MORIARTY, NEW MEXICO

BLOOMFIELD, NEW MEXICO
The rules and regulations published herein apply only under tariffs making specific reference by number to this tariff; such reference will include supplements hereto and successive issues hereof. Specific rules and regulations published in individual tariffs will take precedence over rules and regulations published herein.
ISSUED TO MAKE CORRECTIONS IN WORDING.
ALL RATES, IF ANY, IN THIS ISSUE HAVE REMAINED UNCHANGED.

ISSUED: May 31, 2005	EFFECTIVE: July 1, 2005
The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

Issued By	[W] Compiled By
Matthew P Clifton, CEO and Chairman	[W] Jimmy Harrison, Supv General Accounting
Holly Energy Partners — Operating, L.P.
100 Crescent Court, Ste 1600
Dallas, TX 75201
[W] Phone (214) 871-3555      Fax (214) 615-9376

ALL RATES, IF ANY, IN THIS ISSUE HAVE REMAINED UNCHANGED
RULES AND REGULATIONS
This Company will receive Refined Petroleum Products for interstate transportation only to established delivery stations on its own lines, and lines of connecting pipeline companies, on the following conditions:

Item No.	Subject	Application
As used in these rules and regulations, the following terms have the following meanings:

5	Definitions	“Barrels” means 42 United States gallons at sixty degrees (60°) Fahrenheit.

“Carrier” means Holly Energy Partners — Operating, L.P.

“Company” means Holly Energy Partners — Operating, L.P.

“Consignee” means the party to whom a Shipper has ordered the delivery of Refined Petroleum Products.

“Nomination” means an offer by a Shipper to Carrier of a stated quantity of Refined Petroleum Products for transportation from origin to specified destination.

“Refined Petroleum Products” means gasolines, diesel fuel, jet fuel, kerosene, No. 2 heating oil, distillates, and liquefied petroleum gases that meet the specifications set forth in Item 10 herein.

“Shipment” means a volume of Refined Petroleum Products offered to and accepted by Carrier for transportation.

“Shipper” means the party who contracts with the Carrier for transportation of Refined Petroleum Products under the terms of this tariff.

“Transmix” means the mixture that occurs in normal pipeline operations between non-compatible Refined Petroleum Products.

10	Specifications and Acceptance of Product
Refined Petroleum Products will be accepted for transportation at such time as Refined Petroleum Products of same quality and specifications are currently being transported from receiving point to destination. Prior to acceptance of Refined Petroleum Products for transportation the Company may require from the Shipper a certificate setting forth, in detail, the specifications of each shipment of Refined Petroleum Products. Carrier may also make such tests as it deems necessary.

All additives and inhibitors to be included in Shipper’s Refined Petroleum Products must first be approved by the Carrier before such Refined Petroleum Products will be accepted for transportation. If Refined Petroleum Products tendered by Shipper do not contain corrosion inhibitor compound which is satisfactory to Carrier, then Carrier may, at Shipper’s expense, inject corrosion inhibitor compound in the Refined Petroleum Products to be transported, and Shipper and Consignee will accept delivery of shipments at destination containing portions of the corrosion inhibitor compound.

Refined Petroleum Products will be accepted for transportation when Shipper has made necessary arrangements (a) to provide facilities to tender such Refined Petroleum Products and deliver same at Carrier’s receiving manifold at the origin at pumping rates and pressures as required by Carrier, and (b) to provide facilities at the destination to receive the Refined Petroleum Products tendered for transportation at flow rates and pressures as required by Carrier.

Carrier may require Shipper to supply adequate buffer material when necessary for quality control purposes to maintain segregation of Shipments of Refined Petroleum Products.
For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — New Mexico P.R.C. No. 4

RULES AND REGULATIONS

Item No.	Subject	Application
15	Shipments-Nominations and Minimum Tender
Orders for the shipment of Refined Petroleum Products will be accepted for transportation under this tariff in quantities of not less than ten thousand (10,000) barrels from one Shipper consigned to same destination. Scheduling of all shipments shall be solely determined by Carrier.

Any Shipper desiring transportation of Refined Petroleum Products under this tariff must submit to Carrier by the 20th day of each month a Nomination of the type and quantity of Refined Petroleum Products to be transported during the following month.

Shippers will be required to schedule their Refined Petroleum Products for delivery into Carrier’s receiving tanks or suction manifold at the origin to meet the cycle within which Carrier schedules the Refined Petroleum Products to move. Refined Petroleum Products shall be available for shipment 24 hours before the scheduled date for movement into the Carrier’s pipeline system. Shipper shall deliver Refined Petroleum Products to Carrier at a pressure no greater than 275 psig and at a flowing pressure of at least 150 psig.

20	Mixing with Other Refined Petroleum Products
Carrier will endeavor to deliver substantially the same Refined Petroleum Products as received from Shipper to the extent permitted by Carrier’s facilities. However, all shipments will be accepted for transportation only on condition that it shall be subject to such changes in gravity or quality while in transit as may result from the mixture with other Refined Petroleum Products in the pipelines.

Carrier will allocate Transmix to all Shippers in proportion to each Shipper’s volume of all Refined Petroleum Products. Carrier will make Transmix available for delivery to Shippers so that over time each Shipper receives its proportionate share. Each Shipper must accept delivery of Transmix from Carrier no later than 5 days after notification that Transmix is available for distribution to Shipper. Shipper will have sole responsibility for the disposition of its allocated Transmix.

25	Refined Petroleum Products to be Free from Liens and Charges
Company shall have the right to decline to receive any Refined Petroleum Products which may be involved in litigation or the title of which may be in dispute or which may be encumbered by lien or charge of any kind, and it may require of the Shipper satisfactory evidence of his perfect and unencumbered title or satisfactory indemnity bond to protect Company.

30	Commodity	This Company is engaged in the transportation of Refined Petroleum Products exclusively and therefore will not accept any other commodity for transportation.

35	Payment of Transportation and Other Charges
The Shipper or Consignee shall pay the transportation charges accruing on Refined Petroleum Products [W] delivered at the final destination, and if required, shall pay the same before delivery. Shipment for transportation shall be subject to a lien for all such charges.

Unless Carrier requires payment of transportation charges before delivery as allowed in this item, transportation charges shall be due ten days after receipt of invoice from Carrier for delivery of Refined Petroleum Products. If such charges remain unpaid after payment is due, such charges shall bear interest from the date they became due until they are paid at a rate equal to 125 % of the prime rate of interest as reported in the Wall Street Journal as of the first of the month in which the charges are due or the maximum finance rate allowed by applicable law, whichever is less

For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — New Mexico P.R.C. No. 4

RULES AND REGULATIONS

Item No.	Subject	Application
35	Payment of Transportation and Other Charges [continued]
If Shipper or Consignee fails to pay the transportation charges within 10 days after payment is due, Carrier shall have the right to sell Shipper’s or Consignee’s Refined Petroleum Products at public auction for cash. The auction will be held between the hours of ten o/clock a.m. and four o’clock p.m. on any day not a weekend or legal holiday, and not less than twenty-four hours after Shipper has been officially notified of the time and place of such sale and the quantity, general description, and location of the Refined Petroleum Products to be sold. Carrier may be a bidder and purchaser at such sale. Out of the proceeds of said sale, Carrier shall pay itself for all transportation, demurrage, and other lawful charges, expenses of notice, advertisement, sale and other necessary expenses, and expenses of caring for and maintaining the Refined Petroleum Products, and the balance shall be held for whosoever may be lawfully entitled thereto after the auction. If the proceeds of said sale do not cover all expenses incurred by Carrier, Shipper and Consignee, if any, are liable to Carrier for any deficiency.

40	Liability of Carrier
Carrier shall not be liable for loss of Refined Petroleum Products in its custody, damage thereto, or delay caused by fire, storm, flood, epidemics, Acts of God, riots, insurrection, rebellion, war, act of the public enemy, quarantine, nuclear or atomic explosion, strikes, picketing, or other labor stoppages, whether of Carrier’s employees or other, the authority of law, requisition or necessity of Government of the United States in time of war, default of Shipper or Shipper’s Consignee or any other cause not due to the sole negligence of Carrier, whether similar or dissimilar to the cause herein enumerated. In the event of such loss, each Shipper shall bear the loss in the same proportion as its share of the total quantity involved and shall be entitled to receive only so much of its share remaining after its due proportion of the loss is deducted. Transportation charges will be assessed only on the quantity delivered net of volume corrections as set forth in item No. 45 herein.

45	Gauging, Testing, and Volume Corrections
Shipments tendered to Carrier for transportation shall be tested by a representative of Carrier, and gauged or measured by automatic equipment approved by Carrier or by other methods acceptable in the industry, at locations designated by Carrier. The Shipper shall have the privilege of being present or represented at the gauging and testing. Quantities will be computed from correctly compiled tank tables or by Carrier approved meters. Corrections will be made for temperature from observed degrees Fahrenheit to sixty degrees (60°) Fahrenheit.

Shipper shall bear the actual product losses for shrinkage and evaporation incident to pipeline transportation up to a maximum of twenty-five hundredths (0.25) of a percent. Carrier shall offset such product losses with any product gains and shall determine the net product losses on a calendar quarterly basis.

50	Duty of Carrier
Carrier shall not be required to transport products except with reasonable diligence, considering the quantity to be transported, the distance of transportation, safety of operation, and other material factors.

For explanation of abbreviations, see concluding page of this tariff.
Holly Energy Partners — Operating, L.P. — New Mexico P.R.C. No. 4

RULES AND REGULATIONS

Item No.	Subject	Application
55	Line Fill
Either prior to or after the acceptance of Shipments for transportation through Carrier’s pipeline system, Carrier may, upon reasonable notice, require each Shipper to provide a prorata part of the volume of Refined Petroleum Products necessary for pipeline fill. Refined Petroleum Products provided by a Shipper for this purpose may be withdrawn from the system only with the prior approval of Carrier or after reasonable notice of such Shipper’s intention.

Carrier may require advance payment of transportation charges on the volumes to be cleared from Carrier’s pipeline system and of any unpaid accounts receivable before final delivery of line fill will be made. Carrier shall have a reasonable period of time following receipt of Shipper’s notice to complete administrative and operational requirements incidental to Shipper’s withdrawal.

60	Pipeage Contracts	Separate pipeage contracts in accord with this tariff and these regulations, covering further details may be required of the proposed Shipper before any duty of transportation shall arise.

65	Claims, Suits, Time for Filing
As a condition precedent to recovery, claims must be filed in writing with Carrier within nine (9) months after delivery of the property, or in case of failure to make delivery, then within nine (9) months after a reasonable time for delivery has elapsed; and suits shall be instituted against Carrier only within two (2) years and one (1) day from the day when notice in writing is given by Carrier to the claimant that Carrier has disallowed the claim or any part or parts thereof specified in the notice. Where claims are not filed or suits are not instituted thereon in accordance with the foregoing provisions, Carrier shall not be liable, and such claims will not be paid.

70	Proration of Pipeline Capacity
When the total volume offered for shipment is greater than can be transported within the period covered by such offers, Refined Petroleum Products offered by each Shipper for transportation will be transported in such quantities and at such times to the limit of Carrier’s capacity so as to avoid discrimination among Shippers. The details of Carrier’s method of proration are contained in a document entitled Holly Energy Partners — Operating, L.P. Proration Policy, effective September 24, 2004, which will be made available, upon request, to any Shipper or prospective Shipper.

EXPLANATION OF ABBREVIATIONS

Abbreviation	Explanation
No.	Number
EXPLANATION OF SYMBOLS

Abbreviation	Explanation
[W]	Change in wording only.
Holly Energy Partners — Operating, L.P. — New Mexico P.R.C. No. 4

EXHIBIT F
INTERSTATE TARIFF RATES
As of December 1, 2009
F.E.R.C. No. 42
Cancels F.E.R.C. No. 33
HOLLY ENERGY PARTNERS — OPERATING, L.P.
LOCAL INCENTIVE AND NON INCENTIVE PIPELINE TARIFF
RATES APPLYING ON THE TRANSPORTATION OF
REFINED PETROLEUM PRODUCTS

FROM	TO
ARTESIA, NEW MEXICO	EL PASO, TEXAS
The rates named in this Tariff are expressed in dollars per barrel of forty-two (42) United States Gallons and are subject to change as provided by law.
Governed, except as otherwise provided herein, by rules and regulations shown in Holly Energy Partners — Operating, L.P. F.E.R.C. No. 7, supplements thereto or reissues thereof.
The rate increase is filed in compliance of 18 CFR 342.3(a), Indexing, Rate Changes.
Issued on 30 days’ notice.

ISSUED: May 30, 2009	EFFECTIVE: July 1, 2009
The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

Issued By	Compiled By
Matthew P Clifton, CEO and Chairman	Jimmy Harrison, Director, Financial Accounting & Reporting
Holly Energy Partners — Operating, L.P.
100 Crescent Court, Ste 1600
Dallas, TX 75201
Phone (214) 871-3555 Fax (214) 615-9376

F-1

TABLE OF RATES
RATES IN DOLLARS PER BARREL OF 42 UNITED STATES GALLONS

ORIGIN			RATE
CARRIER’S RECEIVING POINT	DESTINATION	RATE	TYPE
Artesia, New Mexico	El Paso, Texas	[I] 1.6785	Non- Incentive
		[I] 1.0822	Incentive
INCENTIVE RATE TERMS: Incentive rate applicable to all barrels Shipper ships (except movements of isobutane, propane or normal butane) in a calendar month in excess of a quantity equal to 50,000 barrels per day multiplied by the number of days in such calendar month.
Explanation of Symbols
[I]	Increased Rate
Holly Energy Partners — Operating, L.P. — F.E.R.C. No. 42

F-2

EXHIBIT G
INTRASTATE TARIFF RATES
As of December 1, 2009
New Mexico P.R.C. No. 27
Cancels New Mexico P.R.C. No. 24
HOLLY ENERGY PARTNERS — OPERATING, L.P.
LOCAL INCENTIVE AND NON INCENTIVE TARIFF
APPLYING ON THE TRANSPORTATION OF
REFINED PETROLEUM PRODUCTS

FROM	TO
ARTESIA, NEW MEXICO	MORIARTY, NEW MEXICO
BLOOMFIELD, NEW MEXICO
The rates named in this Tariff are expressed in dollars per barrel of forty-two (42) United States Gallons and are subject to change as provided by law.
Governed, except as otherwise provided herein, by rules and regulations shown in Holly Energy Partners — Operating, L.P. New Mexico P.R.C. No. 4, supplements thereto or reissues thereof.
The rate increase is filed as Settlement Rates.

ISSUED: May 28, 2009	EFFECTIVE: July 1, 2009
The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

Issued By	Compiled By
Matthew P. Clifton, CEO and Chairman	Jimmy Harrison, Director, Financial Accounting & Reporting
Holly Energy Partners — Operating, L.P.
100 Crescent Court, Ste 1600
Dallas, TX 75201
Phone (214) 871-3555 fax (214) 615-9376

G-1

TABLE OF RATES
RATES IN DOLLARS PER BARREL OF 42 UNITED STATES GALLONS

ORIGIN			RATE
CARRIER’S RECEIVING POINT	DESTINATION	RATE	TYPE
Artesia, New Mexico	Moriarty, New Mexico	[I] 1.6785	Non-Incentive
		[I] 1.0822	Incentive
	Bloomfield, New Mexico	[I] 1.7379	Non-Incentive
INCENTIVE RATE TERMS: Incentive rate applicable to (1) all barrels Shipper ships (except movements of isobutane, propane or normal butane) to Moriarty, New Mexico In a calendar month in excess of a quantity equal to 17,000 barrels per day multiplied by the number of days in such calendar month.
Explanation of Symbols
[I]	Increased Rate
Holly Energy Partners — Operating, L.P. — New Mexico P.R.C. No. 27

G-2

EXHIBIT H
FACILITY EXPANSIONS AND MODIFICATIONS
As of December 1, 2009
1. South System Expansion. As of October 15, 2007, (1) the Partnership Entities agree to expand the South System by (A) replacing approximately 85 miles of 8” pipe with 12” pipe, (B) adding 150,000 barrels of refined product storage at the El Paso, Texas terminal (the “El Paso Facility”), (C) improving pumps on the South System, (D) adding a tie-in to the Kinder-Morgan pipeline to Tucson and Phoenix, Arizona and (E) making related modifications to the South System (together with all related modifications, the “South System Expansion”); (2) the Partnership Entities agree to incur all necessary costs to effectuate the South System Expansion (the “South System Expansion Costs”), which South System Expansion Costs are expected to be approximately $48,300,000; (3) the Partnership Entities shall carry out the South System Expansion as expeditiously as reasonably possible so that the project, excluding the Kinder-Morgan El Paso pump station improvements, will be completed not later than July 31, 2009; and (4) in the event that the capital investment required for the South System Expansion, other than actual pipe costs and tank construction costs, exceeds $35,398,000, the base and incentive tariffs on the Refined Product Pipelines shall, effective as of the first day of the month immediately following the month in which the South System Expansion is completed, be increased from the amount set forth on Exhibit F and Exhibit G (as then in effect) by an amount equal to $0.0005 per $100,000 of such excess, with the resulting tariff rounded to the nearest 1/10 of a cent per barrel.

H-1